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                                                                    EXHIBIT 23.2



                       REPORT OF INDEPENDENT AUDITORS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of NETGEAR, Inc.

Our audits of the consolidated financial statements referred to in our report dated February 23, 2004 appearing in this Registration Statement on Form S-1 also included an audit of the financial statement schedule listed in Item 16(a) of this Form S-1. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



/s/ PricewaterhouseCoopers LLP
San Jose, California
February 23, 2004